UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2010 (May 5, 2010)

HOLLY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the Annual Meeting of Stockholders of Holly Corporation (the “Company”) held on May 5, 2010 (the “Annual Meeting”), the Company’s stockholders elected Buford P. Berry, Matthew P. Clifton, Leldon E. Echols, Robert G. McKenzie, Jack P. Reid, Paul T. Stoffel and Tommy A. Valenta as directors of the Company for the ensuing year. Marcus R. Hickerson and Thomas K. Matthews, II were not nominated for re-election to the Company’s Board of Directors and, therefore, no longer serve as directors following the election on May 5, 2010. Messrs. Hickerson and Matthews retired after 50 years of service and 32 years of service, respectively, on the Company’s board of directors. The Company appreciates their invaluable contributions.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     At the Annual Meeting, the shareholders elected each of the Company’s nominees for director to serve until the expiration of his term at the Annual Meeting of Stockholders in 2011 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. The Company’s stockholders also ratified the Audit Committee’s appointment of Ernst & Young LLP, an independent registered public accounting firm, to be the Company’s auditor for the fiscal year ending December 31, 2010. The table below shows the final voting results:
Election of Directors:

		Votes
Director	Votes For	Withheld	Abstentions	Broker Non-Votes

Buford P. Berry	43,017,671	154,324	0	3,514,598

Matthew P. Clifton	42,592,585	579,410	0	3,514,598

Leldon E. Echols	43,031,591	140,404	0	3,514,598

Robert G. McKenzie	42,704,712	467,283	0	3,514,598

Jack P. Reid	42,749,685	422,310	0	3,514,598

Paul T. Stoffel	42,921,224	250,771	0	3,514,598

Tommy A. Valenta	43,029,742	142,253	0	3,514,598
Ratification of Appointment of Auditor:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,007,431	664,236	14,926	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: May 10, 2010